Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2014, relating to the combined financial statements of Lodge Holdco I L.L.C. and subsidiaries, Lodge Holdco II L.L.C. and subsidiaries and Lodge Holdco III L.L.C. and subsidiaries appearing in the Prospectus included in Registration Statement 333-193860 of La Quinta Holdings Inc.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

April 8, 2014